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                                                                      EXHIBIT 11

                     50-OFF STORES, INC. AND SUBSIDIARIES
                            Information Supporting
                            Per Share Computations

                                                                                      Fiscal Year Ended
                                                                        ----------------------------------------------
                                                                        February 3,      January 28,       January 29,
                                                                           1995             1994              1993
                                                                        ------------     ------------     ------------
Net (loss) income applicable to common stock:
 (Loss) income before cumulative effect of a
   change in accounting principle....................................   $(8,024,056)     $(5,512,261)     $ 4,815,198
 Cumulative effect of a change in accounting principle...............         -           (3,403,585)           -
                                                                        -----------      -----------      -----------
                                                                        $(8,024,056)     $(8,915,846)     $ 4,815,198
                                                                        ===========      ===========      ===========
Primary (loss) income per share computation:
 Average common shares outstanding...................................    10,539,089       10,356,775       10,303,726
 Common stock equivalents-dilutive options...........................         -                -              488,224
                                                                        -----------      -----------      -----------

Average outstanding common and common equivalent shares..............    10,539,089       10,356,775       10,791,950
                                                                        ===========      ===========      ===========

Primary and fully diluted (loss) income per common share before
 cumulative effect of a change in accounting principle...............   $      (.76)     $      (.53)     $       .45

Cumulative effect of a change in accounting principle (net of tax)...         -                 (.33)           -
                                                                        -----------      -----------      -----------

Primary (loss) income per common share...............................   $      (.76)     $      (.86)     $       .45
                                                                        ===========      ===========      ===========
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